                                                      Exhibit (m)(17)

                       SHAREHOLDER SERVICING AGREEMENT

    THIS AGREEMENT, made as of the 3rd day of September , 2003, by and between
Ivy Funds (the "Trust") and Waddell & Reed Services Company (the "Agent"),

                            W I T N E S S E T H :

    WHEREAS, The Trust wishes, as applicable, to appoint the Agent to be its shareholder servicing agent for the Funds listed in Appendix A (the "Funds")
upon, and subject to, the terms and provisions of this Agreement;

    NOW THEREFORE, in consideration of the mutual covenants contained in this
Agreement, the parties agree as follows:

    1.   Appointment of Agent as Shareholder Servicing Agent for the Funds;
         Acceptance.

         (1)  The Trust hereby appoints the Agent to act as Shareholder
Servicing Agent for the Funds upon, and subject to, the terms and provisions of this Agreement.

         (2)  The Agent hereby accepts the appointment as Shareholder Servicing
Agent for the Funds and agrees to act as such upon, and subject to, the terms and provisions of this Agreement.

         (3)  The Agent may appoint an entity or entities approved by the Trust in writing to perform any portion of Agent's duties hereunder (the "Subagent").

    2.   Definitions.

         (1)  In this Agreement -

              (a)  The term the "Act" means the Investment Company Act of 1940 as amended from time to time;

              (b)  The term "account" means the shares of the Funds registered on the books of the Funds in the name of a shareholder under a particular account registration number and includes shares subject to instructions by the shareholder with respect to periodic redemptions and/or reinvestment in additional shares of any dividends payable on said shares;

              (c)  The term "affiliate" of a person shall mean a person
controlling, controlled by, or under common control with that person;

              (d)  The term "Class" shall mean each separate sub-class of a class of shares of the Funds, as may now or in the future exist;

              (e)  The term "Fund" shall mean each separate class of shares of the Trust, as may now or in the future exist;

              (f)  The term "officers' instruction" means an instruction given on behalf of the Trust to the Agent and signed on behalf of the Trust by any one or more persons authorized to do so by the Company's Board of Trustees;

              (g)  The term "prospectus" means the prospectus and Statement of
Additional Information of the applicable Fund or Class from time to time in effect;

              (h)  The term "shares" means shares including fractional shares of capital stock of the Funds, whether or not such shares are evidenced by an outstanding stock certificate issued by the Funds;

              (i)  The term "shareholder" shall mean the owner of record of shares of the Funds;

              (j)  The term "stock certificate" means a certificate
representing shares in the form then currently in use by the Funds.

    3.   Duties of the Agent.

         The Agent shall perform such duties as shall be set forth in this paragraph 3 and in accordance with the practice stated in Exhibit A of this
Agreement or any amendment thereof, any or all of which duties may be delegated to or performed by one or more Subagents pursuant to Paragraph (3) above.

         (1)  Transfers.

              Subject to the provisions of this Agreement the Agent hereby agrees to perform the following functions as transfer agent for the Funds:

              (a)  Recording the ownership, transfer, exchange and cancellation of ownership of shares of the Funds on the books of the Funds;

              (b)  Causing the issuance, transfer, exchange and cancellation of stock certificates;

              (c)  Establishing and maintaining records of accounts;

              (d)  Computing and causing to be prepared and mailed or otherwise delivered to shareholders payment checks including bank wire transfers and notices of reinvestment in additional shares of dividends, stock dividends or stock splits declared by the Funds on shares and of redemption proceeds due by the Funds on redemption of shares;

              (e)  Furnishing to shareholders such information as may be reasonably required by the Funds, including appropriate income tax information;

              (f)  Addressing and mailing to shareholders prospectuses, annual and semi-annual reports and proxy materials for shareholder meetings prepared by or on behalf of the Funds;

              (g)  Replacing allegedly lost, stolen or destroyed stock
certificates in accordance with and subject to procedures and conditions agreed upon and set out in officers' instructions;

              (h)  Maintaining such books and records relating to transactions effected by the Agent pursuant to this Agreement as are required by the Act, or by rules or regulations thereunder, or by any other applicable provisions of law, to be maintained by the Trust or its transfer agent with respect to such transactions; preserving, or causing to be preserved, any such books and records for such periods as may be required by any such law, rule or regulation;
furnishing the Trust such information as to such transactions and at such time as may be reasonably required by it to comply with applicable laws and regulations;

              (i)  Providing such services and carrying out such
responsibilities on behalf of the Trust, or imposed on the Agent as the Funds's transfer agent, not otherwise expressly provided for in this Paragraph 3, as may be required by or be reasonably necessary to comply with any statute, act, governmental rule, regulation or directive or court order, including, without limitation, the requirements imposed by the Tax Equity and Fiscal Responsibility
Act of 1982 and the Income and Dividend Tax Compliance Act of 1983 relating to the withholding of tax from distributions to shareholders.

         (2)  Correspondence.

              The Agent agrees to deal with and answer all correspondence from or on behalf of shareholders relating to its functions under this Agreement.

    4.   Compensation of the Agent.

         The Funds agree to pay the Agent for its services under this Agreement in accordance with the schedule as then in effect set forth in Exhibit B of this
Agreement or any amendment thereof. In addition, the Funds agree to reimburse the Agent for the following "out-of-pocket" expenses of the Agent within five days after receipt of an itemized statement of such expenses, to the extent that payment of such expenses has not been or is not to be made directly by the
Funds: (i) costs of stationery, appropriate forms, envelopes, checks, postage, printing (except cost of printing prospectuses, annual and semi-annual reports and proxy materials) and mailing charges, including returned mail and proxies, incurred by the Agent with respect to materials and communications sent to shareholders in carrying out its duties to the Funds under this Agreement, and bank charges for wire transfers pursuant to Section 3(1)(d) herein above; (ii)
long distance telephone costs incurred by the Agent for telephone communications and microfilm and storage costs for transfer agency records and documents; (iii)
costs of all ancillary and supporting services and related expenses (other than insurance premiums) reasonably required by and provided to the Agent, other than by its employees or employees of an affiliate, with respect to functions of the
Funds being performed by it in its capacity as Agent hereunder, including legal advice and representation in litigation to the extent that such payments are permitted under Paragraph 7 of this Agreement and charges to Agent made by any
Subagent; (iv) costs for special reports or information furnished on request pursuant to this Agreement and not specifically required by the Agent by
Paragraph 3 of this Agreement; and (v) reasonable costs and expenses incurred by the Agent in connection with the duties of the Agent described in Paragraph
(3)(1)(i). In addition, the Funds agree to promptly pay over to the Agent any fees or payment of charges it may receive from a shareholder for services furnished to the shareholder by the Agent.

         Services and operations incident to the sale and distribution of the
Funds' shares, including sales communications, confirmations of investments (not including reinvestment of dividends) and the clearing or collection of payments will not be for the account or at the expense of the Funds under this Agreement.

    5.   Right of Trust to Inspect Records, etc.

         The Trust will have the right under this Agreement to perform on site inspection of records and accounts and to perform audits directly pertaining to the Funds' shareholder accounts serviced by the Agent hereunder at the Agent's or any Subagent's facilities in accordance with reasonable procedures at the frequency necessary to assure proper administration of the Agreement. The Agent will cooperate with the Funds' auditors or representatives of appropriate regulatory agencies and furnish all reasonably requested records and data.

    6.   Insurance.

         The Agent now has the insurance coverage described in Exhibit C, attached hereto, and the Agent will not take any action to eliminate or decrease such coverage during the term of this Agreement without receiving the approval of the Trust in advance of any change, except the Agent, after giving reasonable notice to the Trust, may eliminate or decrease any coverage if the premiums for such coverage are substantially increased.

    7.   Standard of Care; Indemnification.

         The Agent will at all times exercise due diligence and good faith in performing its duties hereunder. The Agent will make every reasonable effort and take all reasonably available measures to assure the adequacy of its personnel and facilities as well as the accurate performance of all services to be performed by it hereunder within, at a minimum, the time requirements of any applicable statutes, rules or regulations or as set forth in the prospectus.

         The Agent shall not be responsible for, and the Trust agrees to indemnify the Agent for any losses, damages or expenses (including reasonable counsel fees and expenses) (i) resulting from any claim, demand, action or suit not resulting from the Agent's failure to exercise good faith or due diligence and arising out of or in connection with the Agent's duties on behalf of the
Funds hereunder; (ii) for any delay, error or omission by reason of circumstances beyond its control, including acts of civil or military authority, national emergencies, labor difficulties (except with respect to the Agent's employees), fire, mechanical breakdown beyond its control, flood or catastrophe, acts of God, insurrection, war, riots, or failure beyond its control of transportation, communication or power supply; or (iii) for any action taken or omitted to be taken by the Agent in good faith in reliance on (a) the authenticity of any instrument or communication reasonably believed by it to be genuine and to have been properly made and signed or endorsed by an appropriate person, (b) the accuracy of any records or information provided to it by the
Funds, (c) any authorization or instruction contained in any officers'
instruction, or (d) with respect to the functions performed for the Funds listed under Paragraph 3(1) of this Agreement, any advice of counsel approved by the
Trust who may be internally employed counsel or outside counsel, in either case for the Trust and/or the Agent.

         In order for the rights to indemnification to apply, it is understood that if in any case the Trust may be asked to indemnify or hold the Agent harmless, the Trust shall be advised of all pertinent facts concerning the situation in question, and it is further understood that the Agent will use reasonable care to identify and notify the Trust promptly concerning any situation which presents or appears likely to present a claim for indemnification against the Trust. The Trust shall have the option to defend the
Agent against any claim which may be the subject of this indemnification and, in the event that the Trust so elects, it will so notify the Agent and thereupon the Trust shall take over complete defense of the claim and the Agent shall sustain no further legal or other expenses in such situation for which the Agent shall seek indemnification under this paragraph. The Agent will in no case confess any claim or make any compromise in any case in which the Trust will be asked to indemnify the Agent except with the Trust's prior written consent.

    8.   Term of the Agreement; Taking Effect; Amendments.

         This Agreement shall become effective at the start of business on the date hereof and shall continue, unless terminated as hereinafter provided, for a period of one year and from year to year thereafter, provided that such continuance shall be specifically approved as provided below.

         This Agreement shall go into effect, or may be continued, or may be amended or a new agreement between the Trust and the Agent covering the substance of this Agreement may be entered into only if the terms of this
Agreement, such continuance, the terms of such amendment or the terms of such new agreement have been approved by the Board of Trustees of the Trust, including the vote of a majority of the trustees who are not "interested persons," as defined in the Act, of either party to this Agreement or of Waddell
& Reed Ivy Investment Company, cast in person at a meeting called for the purpose of voting on such approval. Such a vote is hereinafter referred to as an
"independent trustee vote."

         Any independent trustee vote shall include a determination that:  (i)
the Agreement, amendment, new agreement or continuance in question is in the best interests of the each of the Funds and its shareholders; (ii) the services to be performed under the Agreement, the Agreement as amended, new agreement or agreement to be continued, are services required for the operation of the Funds;
(iii) the Agent can provide services the nature and quality of which are at least equal to those provided by others offering the same or similar services;
and (iv) the fees for such services are fair and reasonable in the light of the usual and customary charges made by others for services of the same nature and quality.

    9.   Termination.

         (1)  This Agreement may be terminated by the Agent at any time without penalty upon giving the Trust 120 days' written notice (which notice may be waived by the Trust) and may be terminated by the Trust at any time without penalty upon giving the Agent sixty (60) days' written notice (which notice may be waived by the Agent), provided that such termination by the Trust shall be directed or approved by the vote of a majority of the Board of Trustees of the
Trust in office at the time or by the vote of the holders of a majority (as defined in or under the Act) of the outstanding voting securities of the Funds.

         (2)  On termination, the Agent will deliver to the Trust or its designee all files, documents and records of the Funds used, kept or maintained by the Agent in the performance of its services hereunder, including such of the
Funds' records in machine readable form as may be maintained by the Agent, as well as such summary and/or control data relating thereto used by or available to the Agent.

         (3)  In the event of any termination which involves the appointment of a new shareholder servicing agent, including the Trust's acting as such on its own behalf, the Trust shall have the non-exclusive right to the use of the data processing programs used by the Agent in connection with the performance of its duties under this Agreement without charge.

         (4)  In addition, on such termination or in preparation therefore, at the request of the Trust and at the Funds' expense the Agent shall provide to the extent that its capabilities then permit such documentation, personnel and equipment as may be reasonably necessary in order for a new agent or the Trust to fully assume and commence to perform the agency functions described in this
Agreement with a minimum disruption to the Funds' activities.

    10.  Construction; Governing Law.

         The headings used in this Agreement are for convenience only and shall not be deemed to constitute a part hereof. Whenever the context requires, words denoting singular shall be read to include the plural. This Agreement and the rights and obligations of the parties hereunder, shall be construed and interpreted in accordance with the laws of the State of Kansas, except to the extent that the laws of the State of Maryland apply with respect to share transactions.

    11.  Representations and Warranties of Agent.

         Agent represents and warrants that it is a corporation duly organized and existing and in good standing under the laws of the State of Missouri, that it is duly qualified to carry on its business in the State of Kansas and wherever its duties require, that it has the power and authority under laws and by its Declaration of Trust and Bylaws to enter into this Shareholder Servicing
Agreement and to perform the services contemplated by this Agreement.

    12.  Entire Agreement.

         This Agreement and the Exhibits annexed hereto constitutes the entire and complete agreement between the parties hereto relating to the subject matter hereof, supersedes and merges all prior discussions between the parties hereto, and may not be modified or amended orally.

         IN WITNESS WHEREOF, the parties have hereto caused this Agreement to be duly executed on the day and year first above written.

                             IVY FUNDS, on behalf of
                             the Funds listed in Appendix A

                         By: /s/ Daniel C. Schulte
                             ---------------------------------
                             Daniel C. Schulte, Vice President

    ATTEST:

    By: /s/ Kristen A. Richards
        ------------------------------
        Kristen A. Richards, Secretary

                        WADDELL & REED SERVICES COMPANY

                         By: Michael D. Strohm
                             ---------------------------------
                             Michael D. Strohm, President

    ATTEST:

    By: /s/ Daniel C. Shulte
        ------------------------------
        Daniel C. Schulte, Secretary

                                   EXHIBIT A

A.   DUTIES IN SHARE TRANSFERS AND REGISTRATION

     1.   The Agent in carrying out its duties shall follow general commercial practices and the Rules of the Stock Transfer Association, Inc. except as they may conflict or be inconsistent with the specific provisions of the Trust's
Declaration of Trust and Bylaws, prospectus, applicable Federal and state laws and regulations and this Agreement.

    2.   The Agent shall not require that the signature of the appropriate person be guaranteed, witnessed or verified in order to effect a redemption, transfer, exchange or change of address except as may from time to time be directed by the Trust as set forth in an officers' instruction. In the event a signature guarantee is required by the Funds, the Agent shall not inquire as to the genuineness of the guarantee.

    3.   The Agent shall not replace a lost, stolen or misplaced stock certificate without requiring and being furnished with an open penalty surety bond protecting the Trust and the Agent against loss.

B.   The practices, procedures and requirements specified in A above may be modified, altered, varied or supplemented as from time to time may be mutually agreed upon by the Trust and the Agent and evidenced on behalf of the Trust by an officers' instruction. Any such change shall not be deemed to be an amendment to the Agreement within the meaning of Paragraph 8 of the Agreement.

                                  EXHIBIT B
                                 COMPENSATION

Class A Shares--Ivy Balanced Fund, Ivy International Balanced Fund, Ivy Real
Estate Securities Fund, Ivy Small Cap Value Fund, Ivy Value Fund

An amount payable on the first day of each month of $1.5792 for each account of the Company which was in existence during any portion of the immediately preceding month.

Class A Shares--Ivy Bond Fund, Ivy Mortgage Securities Fund

An amount payable on the first day of each month of $1.6958 for each account of the Company which was in existence during any portion of the immediately preceding month.

Class B Shares--Ivy Balanced Fund, Ivy International Balanced Fund, Ivy Real
Estate Securities Fund, Ivy Small Cap Value Fund, Ivy Value Fund

An amount payable on the first day of each month of $1.5792 for each account of the Company which was in existence during any portion of the immediately preceding month.

Class B Shares--Ivy Bond Fund, Ivy Mortgage Securities Fund

An amount payable on the first day of each month of $1.6958 for each account of the Company which was in existence during any portion of the immediately preceding month.

Class C Shares--Ivy Balanced Fund, Ivy International Balanced Fund, Ivy Real
Estate Securities Fund, Ivy Small Cap Value Fund, Ivy Value Fund

An amount payable on the first day of each month of $1.5792 for each account of the Company which was in existence during any portion of the immediately preceding month.

Class C Shares--Ivy Bond Fund, Ivy Mortgage Securities Fund

An amount payable on the first day of each month of $1.6958 for each account of the Company which was in existence during any portion of the immediately preceding month.

Class Y Shares--All Funds

An amount payable on the first day of each month equal to 1/12 of .15 of 1% of the average daily net assets of the Class for the preceding month.

Effective _______________ , 2003

                                  EXHIBIT C
                                                 Bond or
Name of Bond                                      Policy No.     Insurer

Investment Company                                87015102B      ICI
Blanket Bond Form                                                Mutual
                                                                 Insurance
                                                                 Company
 Fidelity                        $24,200,000
 Audit Expense                        50,000
 On Premises                      24,200,000
 In Transit                       24,200,000
 Forgery or Alteration            24,200,000
 Securities                       24,200,000
 Counterfeit Currency             24,200,000
 Uncollectible Items of
    Deposit                           25,000
 Phone-Initiated Transactions     24,200,000

Directors/Trustees and Officers/                  87015102D      ICI
Errors and Omissions Liability                                   Mutual
Insurance Form                                                   Insurance
 Total Limit                     $20,000,000                     Company

Blanket Lost Instrument Bond
   (Mail Loss)                  30S100639551      Travelers

Blanket Undertaking Lost Instrument
 Waiver of Probate                                42SUN339806    Hartford
                                                                 Casualty
                                                                 Insurance

                                  APPENDIX A

Ivy Balanced Fund
Ivy Bond Fund
Ivy International Balanced Fund
Ivy Mortgage Securities Fund
Ivy Real Estate Securities Fund
Ivy Small Cap Value Fund
Ivy Value Fund